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                                  L E A S E
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1.  PARTIES   THIS AGREEMENT, made this 12th day of May 1995 by and between
BROADWAY-NASSAU INVESTMENTS LIMITED, whose registered office is situated at 41-47 Broadway, P/F, Mei Foo Sun Chuen, Kowloon (hereinafter called "the LANDLORD"), of the first part; and Mdm. Ho Yuk Wah (I/D No. E754488(3)) of 33B,.Tower 1, Elegant Terrace, 36 Conduit Road, Hong Kong.
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(hereinafter called "the TENANT") of the second part.

     WITNESSETH AS FOLLOWS:

2.  DESCRIPTION OF PREMISES   The Landlord shall let and the Tenant shall
take All that portion of the following described premises (except and reserved unto the Landlord the free passage and running of water, soil and electricity coming from the mains or from any other premises of the Landlord and his tenants by and through the pipes, drains, cables and wires on, under or connected with the said premises and land or any part or parts thereof) situate and being Tower T92/93/94 (120C/122B/122C/126A Broadway) (hereinafter called "the building") which said portion consists of all that Shop Space or Spaces numbered 139/140/141/143/144 and situate on the Podium Floor of the said building as more particularly delineated on the plan annexed hereto and thereon colored red (hereinafter called "the premises") together with the use of the entrance staircases, landings, lavatories and passages of the building (so far as the same are necessary to the enjoyment of the premises) in common with the Landlord and any other tenant or tenants of the said building.

3.  TERM   TO HAVE AND TO HOLD the same unto the Tenant, with the privileges and appurtenances thereto belonging, for the term of 3 (three) year(s), and 0 month(s), 0 day(s) from and including the 1st day of May 1995.

4.  RENT   The Tenant shall and hereby agrees to pay in Hong Kong currency
(and in banknotes if demanded) to the Landlord at such place or places as the Landlord may designate from time to time in writing a rental in the aggregate sum of.HK$3,438,000.00 (Hong Kong Dollars Three Million Four Hundred Thirty Eight Thousand Only) exclusive, payable in equal monthly installments, and/or fractional amounts when applicable, in advance on the first day of each and every calendar month during the term of this lease provided, however, that the first monthly installment shall be payable on the date of execution by the Tenant.

5.  DEPOSIT   To secure the due performance and observance of the terms and conditions herein contained the Tenant shall on the signing hereof pay to the Landlord by way of deposit the sum of Dollars Three Hundred Two Thousand Two Hundred Fifty Nine Only (HK$302,259.00)

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Hong Kong currency.  After the determination of the said tenancy and provided the said rent hereby stipulated shall have been duly paid on due date and all other terms and conditions herein contained shall have been duly performed and observed by the Tenant the Landlord shall return to the Tenant the said deposit money without interest within the period of 14 days after the Tenant shall have duly delivered to the Landlord vacant possession of the said premises.

6.  USE   The Tenant will use and occupy said premises for a Health Club dealing in the types of merchandise and services listed below, but not by way of limitation, and such other merchandise or services as the Landlord may from time to time authorize in writing, and for no other purposes:

Further, not to use the said premises as a laboratory or workshop nor for any noisy, noxious or offensive trade, business or occupation nor for the carrying on of any vocation which may be calculated to attract to the building or any part thereof persons of an undesirable character.

7.  POSSESSION   The Landlord shall not be liable for the failure to deliver possession of the leased premises, other than to the extent of abatement of rent from the date of the commencement of this lease to the day possession is delivered to the Tenant on the rental basis hereinbefore set forth.

8.  TENANT RESPONSIBILITIES   The Tenant agrees with the Landlord as
follows:

(a) To pay the rent hereby stipulated on the date and in the manner aforesaid without any deduction, and to pay interest on any arrears of rent in manner provided in Clause 10(a) hereof.

(b) To keep the interior of the said premises including all fixtures thereto in complete tenantable repair and condition throughout the term of tenancy or occupation and to yield the same up at the determination of the tenancy.

(c) To take all precautions to protect the interior of the said premises against damage by storm or typhoon or the like.

(d) To permit the Landlord and its agents at all reasonable times to enter and view the state of repair of the said premises and to carry out any repair therein and to take inventories of the fixtures therein.

(e) To fit out the interior of the said premises in a manner suitable for a first class shopping center using good quality materials and in a proper and workmanlike manner and to maintain such interior fittings and fixtures in a high standard of condition, repainting, repolishing or replacing the same when worn or damaged.

(f) To forthwith repair and amend any defect in the interior of the said premises of which notice shall be given to the Tenant or left on the said premises or any part thereof.


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(g)   To obtain written permission from the Landlord before proceeding with any new installation or alteration affecting the building structure, architectural elements or finishes, electrical power and lighting systems and plumbing and drainage systems thereof. Such permission from the Landlord shall not relieve the Tenant of the responsibility to obtain all necessary permits and licenses pertaining to the proposed new installation or alteration work and the Tenant shall give all notices required and shall comply with all Government ordinances, rules and regulations and all regulations and by-laws of any public utility company or authority having jurisdiction over the work.

(h) Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance, annoyance, damage or disturbance to the Landlord or to any of the tenants or occupiers of the other portion of the said building or of other property in the neighborhood or in anywise against the law or regulations of this Colony.

(i) Not to keep or store or cause or permit or suffer to be kept or stored any arms, ammunition gun powder, saltpetre, kerosene or other explosive or combustible substance or hazardous goods in the said premises or do or cause to be done or suffer or permit any act, deed, matter or thing whatsoever which will amount to a breach or non-observance of the terms and conditions under which the said premises are held of the Crown.

(j) Not to use the said premises or allow the same to be used for any illegal or immoral purpose.

(k) At all times during the tenancy hereby created to observe and perform the provisions of all Ordinances and Regulations and all by-laws, directions and orders of the Urban Council or any other authority and to obtain from the appropriate authority or authorities at his own expense all licenses and permits that may be required in connection with the business carried on in the said premises.

(1) To pay and discharge punctually during the said term of tenancy all water, gas (if any), electricity charges, management and service charges and rates and taxes with other outgoings now or at any time hereafter chargeable in respect of the said premises save and except only the Crown Rent and Property Tax. Rates @ 5.5% of rental (subject to the final assessment by Hong Kong Government) payable monthly in advance to the Landlord, Landlord in turn will pay to the Government. To pay Service/Management charges of HK$9,540 (Nine Thousand Five Hundred & Forty Only) monthly, in advance, subject to the same percentage of annual change in these charges as may be applicable to the domestic units within Stage VIII under the Deed of Covenant for the stage (R.P. of Section A of N.K.I.L. No. 25).

(m) To pay to the Landlord the Landlord's charges and expenses in promptly replacing all broken or cracked glass in windows or shop front(s) on the said premises (whether the same be broken by the negligence of the Tenant or due to circumstances beyond the control of the Tenant) with glass of the same quality and thickness as presently installed.


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(n)   To pay to the Landlord on demand the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to careless use by the Tenant.

(o) At all times during the said term to keep such lavatories and water closets and all the apparatus and equipment in connection therewith as may be allocated to the exclusive use of the Tenant, in a good clean and tenantable state and in proper repair and condition to the satisfaction of the Landlord and Government authorities.

(p) Not to leave or cause or permit to be left any furniture, boxes, goods, articles or rubbish on the stairways or landings or on any of the passage ways of the buildings of which the premises form part or to cause any obstruction whatsoever thereto or to the common areas in the front or on the side of the premises.

(q) To pay to the Landlord on demand the cost incurred by the Landlord in replacing any wash basin, sink or water closet within the said premises which shall have been broken or damaged or in clearing any drains or sewers that may be or become choked or stopped up through careless use by the Tenant or members of his family, servants or licensees.

(r) To pay to The Landlord on demand the cost incurred by the Landlord in the installation of a standard shop front, security grill and typhoon storm boards if required. A standard type model shop front will be installed by the Landlord at its on-site management office and an estimate of costs will be provided to Tenant prior to installation and/or delivery in respective premises.

(s) The Landlord's prior permission in writing will be required to permit any person to remain in the premises overnight. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any Rent Ordinance for the time being in force.

(t) Not to keep any animals, birds or livestock of any description on the said premises.

(u) Not to affix or put up or display any signboard, sign, decoration, or other thing whatsoever outside the said premises or on any door, wall, pier or window except with the written approval of the Landlord. The Landlord shall have absolute discretion in granting or refusing such approval and any approval to be granted shall be subject to such conditions as the Landlord may think fit. The Landlord shall not unreasonably refuse such approval. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or thing which shall be affixed, put up or displayed without the prior approval of the Landlord.


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(v)   Not to assign, sublet or part with possession of the said premises or any part thereof without the written consent of the Landlord.

(w) If the Tenant shall be the sole proprietor of the business of the shop not to admit any partner during the tenancy hereby created without written consent of the Landlord and if the Tenant shall consist of partners not to admit any new partner during the said tenancy without written consent of the Landlord.

(x) To observe and comply with such rules and regulations as may be made from time to time by the Landlord in respect of the use of the said premises by the Tenant.

(y) Quietly to yield up the said premises together with the fixtures and additions thereto at the expiration or sooner determination of the said tenancy in good clean and tenantable repair and condition.

(z) Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the premises against damage by fire or against claims by Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this term.

(zz) Not to do anything which constitutes a breach of any of the terms and conditions contained in the Conditions of Exchange No. 9082 under which the said Kowloon Inland Lots Numbered 5087, 5086, 5085 are held from the Crown or which constitutes a breach of the particulars and conditions for the Grant of New Kowloon Marine Lot Number 25.

9.   LANDLORD RESPONSIBILITIES  The Landlord hereby agrees with the Tenant:

(a) That the Tenant, upon paying said rent and performing the covenants of this lease, shall and may quietly have, hold and enjoy the said premises during the term hereof.

(b) To pay the Crown Rent and Property Tax in respect of the said premises during the said term of tenancy. To pay rates following receipt of same from Tenant.

(c) To keep the roof and the main drains and pipes and all the main walls of the said premises in a proper state of repair provided that the Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to repair the same after the lapse of a reasonable time.


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(d)   To keep the exterior common areas of the shop premises in tenantable repair.

10.   PROVIDED ALWAYS and it is hereby expressly agreed and declared that:

(a) If the rent hereby stipulated or any part thereof shall be unpaid for 15 days after becoming payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any term and condition herein contained and on the Tenant's part to be performed or observed or if the Tenant or other the person in whom for the time being the term of tenancy shall be vested shall become bankrupt or in the case of a limited company shall go into liquidation or if a petition in bankruptcy against the Tenant, or a petition for the winding up if the Tenant is a limited company, shall have been filed or if the Tenant shall enter into any composition or arrangement with creditors or shall suffer the Tenant's goods to be levied on execution then and in any of the said cases it shall be lawful for the Landlord at any time thereafter with or without notice being given to the Tenant to determine this Agreement and to re-enter upon the said premises or any part thereof in the name of the whole but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained. If the Landlord elects to give notice to the Tenant then a written notice served by the Landlord on the Tenant or left at the last known registered office or otherwise address of the Tenant or at the said premises to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Landlord to demand for the payment of the rent (if the Landlord elects to demand) or with a view to exercising the said rights or remedies or attempting to do the same shall be repaid by the Tenant and is recoverable from him as a debt. Provided always that the Landlord is under no obligation to demand for the payment of the rent or to serve the said notice before the Landlord exercises the said rights and remedies. Provided also that without prejudice to the Landlord's said rights and remedies if the said rent or any part thereof shall be unpaid for 15 days after becoming payable the Tenant will in addition to the unpaid rent pay to the Landlord interest on so much of the said rent as shall for the time being be unpaid at the rate of 1.5% per month from the time of such unpaid rent becoming payable until full payment.

(b) Acceptance of the rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of his obligations hereunder.

(c) The Landlord shall not be under any liability whatsoever to the Tenant or any other person whomsoever in respect of any damage sustained by the Tenant or such other persons as aforesaid caused through or in any way owing to the overflow of water from any part or portion of the said premises. The Tenant shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person whomsoever caused by or through or in any way owing to any such overflow of water as aforesaid from any part or portion of the said premises or caused by negligence of the Tenant.


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(d)   The tenant further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the said premises
(including doors, windows and Landlord's fixtures) the Tenant shall be wholly responsible therefore and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

(e) During the two months immediately preceding the determination of the said term of tenancy, the Landlord shall be at liberty to affix and retain without interference upon any external part of the said premises a notice for re-letting the same and the Tenant shall permit persons with written authority from the Landlord or its agents at reasonable times of the day to view the said premises or any part thereof.

(f) If the premises or any part thereof are rendered uninhabitable by fire, water, storm, wind, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to any failure by the Tenant to observe and carry out the terms of this Agreement the rent or a part thereof proportioned to the extent to which the premises shall have been so rendered uninhabitable shall abate and cease to be payable until the same shall have been again rendered fit for occupation Provided always that the Landlord shall not be required to reinstate the premises if by reason of the condition of the same or any local Regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable to do so.

(g) Should the Tenant with the express or implied consent of the Landlord continue in occupation of the said premises or any part thereof after the expiration of the said term of tenancy or any renewal thereof the Tenant shall be considered to be a calendar monthly Tenant and shall give one calendar month's notice of his intention to quit and shah be bound to quit the premises upon receiving one calendar month's notice in that behalf from the Landlord such notice to expire at the end of any current month of the tenancy.

(h) For the purpose of these presents any act, default or omission of the agents or servants of the Tenant or his visitors, licensees and invitees shall be deemed to be the act, default or omission of the Tenant.

(i) For the purpose of the Distress for Rent Ordinance (Chap. 7) and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid within 15 days from the time stipulated by Clause (a) hereof. All costs and expenses for and incidental to the distraint shall be paid by the Tenant and shall be recoverable from him as a debt.


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(j)   The Tenant shall under any circumstances deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the said term of tenancy notwithstanding any rule or law or equity to the contrary.

(k) The Tenant hereby expressly agrees to deprive himself of his right to protection against ejectment provided by any existing or future legislation, if any, should such legislation be applicable to the said premises.

(1) The Stamp Duty on this Agreement and its Counterpart shall be home by Landlord and Tenant in equal share.

(m) It is hereby declared that in the construction of these presents with reference to the Tenant, unless the contrary intention appears, words importing the masculine gender shall include feminine and neuter genders and words in the singular shall include the plural.

(n) At the determination of tenancy, to return to the Landlord in tenantable repair all the Landlord's fittings and fixtures on the premises (fair wear and tear excepted) and to replace with similar articles of at least equal value or if the Landlord so requires pay to the Landlord the value of any of the said fixtures and fittings which may be destroyed or so damaged as to be incapable of being restored to its former condition.

(o) EXAMINATION OF PREMISES The Tenant's taking possession of premises shall be conclusive evidence of receipt of them in satisfactory order and condition. This lease is subject to the following special covenants by the
Tenant: NONE.

(p) The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this lease.

(q) This Tenancy Agreement sets out the full agreement between the parties. No other warranties or representations have been made or given relating to the Landlord, the Tenant, the said building or the said premises or if any warranty or representation has been made the same is hereby waived.


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     AS WITNESS the hands of the parties hereto the day and year first above written.




SIGNED by the Landlord                 LANDLORD
in the presence of:-                   By: /s/ Authorized Signatory
 /s/ Authorized Signatory              BROADWAY - NASSAU INVESTMENTS LIMITED





SIGNED by the Tenant                   TENANT
in the presence of                     By /S/ Yuk Wah Ho
/s/ Darrie Lam                           ---------------------
                                          Yuk Wah Ho